Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-81670, 33-46058, 333-58893, 333-84719, 333-117480, 333-126012, 333-135412, 333-143920, 333-151624, 333-161069, 333-163871, 333-207813, 333-219772, 333-223248, 333-238525 and 333-249836) pertaining to the Employee Stock Purchase Plan, the International Employee Stock Purchase Plan, the 2004 Equity Incentive Plan and the 2018 Equity Incentive Plan of Gilead Sciences, Inc. and the Amended & Restated 2014 Long-Term Incentive Plan of Immunomedics, Inc., and the Registration Statement on Form S-3 (No. 333-242321) of Gilead Sciences, Inc. and in the related Prospectuses, as applicable, of our reports dated February 23, 2022, with respect to the consolidated financial statements of Gilead Sciences, Inc., and the effectiveness of internal control over financial reporting of Gilead Sciences, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2021.
/s/ Ernst & Young LLP
San Jose, California
February 23, 2022